                                                                  Exhibit (j)(2)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 17, 2002, relating to the financial statements and financial highlights, which appear in the October 31, 2002 Annual Reports to Shareholders of ING Mutual Funds, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 17, 2002, relating to the financial statements and financial highlights of ING International Value Fund, one of the portfolios constituting ING Mayflower Trust, which appear in the October 31, 2002 Annual Reports to Shareholders of ING Mayflower Trust, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 15, 2002, relating to the financial statements and financial highlights of ING Intermediate Bond Fund and ING Classic Money Market Fund, two of the portfolios constituting ING Funds Trust, which appears in the March 31, 2002 Annual Report to Shareholders of ING Funds Trust, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 15, 2002, relating to the financial statements and financial highlights, which appears in the March 31, 2002 Annual Report to Shareholders of ING GNMA Income Fund, Inc. (now a portfolio of ING Funds Trust), which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

Denver, Colorado
February 27, 2003